Exhibit 99.1

CONTACT:
Investors

PondelWilkinson Inc.

Laurie Berman

310-279-5962

lberman@pondel.com

RENTRAK REPORTS FISCAL 2010 THIRD QUARTER FINANCIAL RESULTS

AMI Division Revenues Grow 34 Percent; Represent 19% of Total Revenue

Landmark Agreements Set Strong Foundation for Future Growth

PORTLAND, Ore. (February 8, 2010) -- Rentrak Corporation (NASDAQ: RENT), a leader in multi-screen media measurement serving the entertainment and advertising industries, today announced financial results for its fiscal third quarter ended December 31, 2009.

Consolidated revenues totaled $23.1 million for the fiscal 2010 third quarter, compared with $23.0 million for the fiscal 2009 third quarter.

▪      Revenues in the company’s Advanced Media Information (AMI) division grew 34 percent to $4.3 million from $3.2 million for the third quarter of fiscal 2009, primarily reflecting incremental revenues generated from the company’s Essentials suite of multimedia measurement services.  The AMI segment represented 19 percent of consolidated revenues, up from 14 percent for the third quarter of fiscal 2009.

▪      Revenues in the company’s Pay-Per-Transaction® (PPT) division were $18.8 million, compared with $19.7 million for the third quarter of fiscal 2009.

“Rentrak has been successful in moving our revenue and profit mix toward our AMI division, which is now close to 20 percent of our total revenue,” said Bill Livek, Rentrak’s Chief Executive Officer.  “Our Essentials suite of multimedia measurement services is gaining significant traction in the marketplace as we demonstrate the clear value of our second-by-second measurement capabilities.”

Rentrak said that it recently accomplished several important milestones, including:

▪      Entering into an agreement with Dish Network Corporation to commercially expand its TV Essentials™ service.  This agreement provides Rentrak with a national footprint from which to provide national networks, local stations, advertisers and advertising agencies with detailed second-by-second aggregated anonymous information about who is watching their programming and ads in all 210 TV markets;

▪      Joining forces with the Open Mobile Video Coalition (OMVC), an alliance of broadcasters that is comprised of 800 local commercial and public television stations, to study consumer usage habits of mobile television.  Rentrak’s Mobile Essentials™ service will be utilized in a trial to measure and perform a detailed analysis of consumer viewing trend patterns;

▪      Expanding its premier box office measurement business internationally with the acquisition of Nielsen EDI, a global leader in measurement, information and research solutions for the motion

Rentrak Reports Fiscal 2010 Third Quarter Financial Results

February 8, 2010

picture industry.  The acquisition will provide increased value to Rentrak’s studio partners, while providing Rentrak with the international infrastructure from which to expand the company’s other measurement franchises.

“Six months ago we established our vision of becoming the leading provider of consumer entertainment behavior and segmentation databases across all digital media distribution platforms, including theatrical, home video, television, mobile and broadband,” said Livek.  “Since that time, through a series of recent landmark agreements, we are on track to achieve our strategic objectives.  We are the only company that can measure second-by-second television viewing in all 210 DMAs across the United States from 15 million TV sets and video on demand viewing from 70 million digital set-top devices; we are the only company that can provide our motion picture customers with the global digital box office currency they require; and we are the only company that can provide robust measurement of the emerging mobile content space.

“One of our primary objectives is to expand our business to drive earnings growth and enhance shareholder value,” Livek said.  “With this in mind, we will make strategic investments to solidify our position and increase our value to the entertainment and advertising industries.  Although these investments may impact our short-term results from time to time, we believe they are necessary to help our industry evolve by providing the most granular, robust viewership data available, anywhere and any way content is consumed.”

Rentrak said it recently concluded several additional important agreements, including:

▪      Entering into a TV Essentials agreement to provide BLOOMBERG TELEVISION® with detailed insights into viewer consumption;

▪      Successfully launching its StationView Essentials™ service with 11 local stations in five markets now using Rentrak’s granular and robust television viewing information via its digital set-top device database reporting system;

▪      Entering into an agreement with in-airport retailer InMotion Entertainment, which will be ordering DVD content through Rentrak’s popular revenue sharing program for rental in the retailer's store locations across the U.S.;

▪      Entering into a data integration contract with Electronic Entertainment Design and Research (EEDAR), a leading business intelligence and research firm offering expert insight into the video game industry.  The integration of Rentrak's Video Game Ad Monitor data into EEDAR's GamePulse application will allow clients to further analyze methods of marketing video games to more effectively promote future titles.

Gross margin was $6.6 million for the third quarter of fiscal 2010, compared with $7.2 million for the same period last year.  The reduction in gross margin principally resulted from increased costs associated with the company’s AMI division, specifically $0.9 million in one-time expense related to data integration services.  Gross margin in the company’s AMI division was 68 percent of AMI revenues, before this item, for the third quarter of fiscal 2010.

Selling and administrative expenses for the fiscal 2010 third quarter were $7.8 million, or 34 percent of consolidated revenues, compared with $6.7 million, or 29 percent of revenues, in last year’s third fiscal quarter.  The change primarily reflects $0.4 million in one-time items related to the company’s acquisition

Rentrak Reports Fiscal 2010 Third Quarter Financial Results

February 8, 2010

of Nielsen EDI, as well as ongoing investment in the company’s multi screen business development and implementation activities, investments in new senior executives and sales talent, and the addition of sales offices in New York City.

Operating loss for the fiscal 2010 third quarter was $1.3 million, versus operating income of $475,000 in the fiscal 2009 third quarter.  Operating loss in the fiscal 2010 period included $1.4 million in one-time items, including the fee for data integration services, costs associated with the EDI acquisition, and $0.1 million related to previously announced executive changes, as well as $0.7 million in non-cash stock compensation expense.  Operating income for the fiscal 2010 third quarter before those items would have been $0.8 million, versus $0.7 million in the fiscal 2009 third quarter.

Net loss totaled $579,000, or $0.05 per share, for the third quarter of fiscal 2010, versus net income of $1.2 million, or $0.11 per diluted share, for the third quarter of fiscal 2009.  Excluding the one-time costs described above, net income in the fiscal 2010 third quarter would have been $0.8 million, or $0.07 per diluted share, compared with $1.3 million, or $0.12 per diluted share, in the fiscal 2009 third quarter, which included $0.1 million in non-cash stock based compensation.

The company generated an adjusted EBITDA loss of $71,000 for the fiscal 2010 third quarter, compared with adjusted EBITDA of $1.1 million in the same quarter of the prior fiscal year.  Excluding the one-time costs described above, adjusted EBITDA would have been $1.4 million, versus $1.1 million in the fiscal 2009 third quarter.  The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about adjusted EBITDA, is included in the financial tables included with this press release.

Rentrak’s cash, cash equivalents and marketable securities balance increased by $3.7 million to $38.2 million at December 31, 2009, compared with $34.5 million at March 31, 2009.  The company's effective tax rate for the third quarter of fiscal 2010 was a benefit of 28 percent, compared with a benefit of 43.5 percent for the third quarter of fiscal 2009.  The change in the tax rate was due primarily to the magnitude of the company’s permanent book/tax differences, including earnings on marketable securities that are exempt from federal income taxes, current year federal and state tax credits generated, and income tax contingency reversals compared with earnings.

Conference Call

Rentrak will hold a conference call at 5:00 p.m. (ET) / 2:00 p.m. (PT) today to discuss the company’s third quarter financial performance.  Shareowners, members of the media and other interested parties may participate in the call by dialing 866-700-7173 from the U.S. or Canada, or 617-213-8838 from international locations, passcode 25157232.  This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com where it will be archived through February 2, 2011.  An audio replay of the conference call is available through midnight February 15, 2010 by dialing 888-286-8010 from the U.S. or Canada, or 617-801-6888 from international locations, passcode 81030418.

About Rentrak Corporation

Rentrak Corporation (NASDAQ: RENT) is a global digital media measurement and research company, serving the most recognizable companies in the entertainment industry.  With a reach across numerous platforms including box office, home entertainment, on-demand and linear television, broadband and mobile, Rentrak is headquartered in Portland, Oregon, with additional offices worldwide in Los Angeles,

Rentrak Reports Fiscal 2010 Third Quarter Financial Results

February 8, 2010

New York City, Miami/Ft. Lauderdale, Argentina, Australia, Canada, China, France, Germany, Mexico, Russia, Spain and the United Kingdom.  For more information on any of Rentrak’s services, please visit www.rentrak.com

Safe Harbor Statement

When used in this discussion, the words “anticipate,” “expects,'' “intends'' and similar expressions are intended to identify forward-looking statements.  Such statements relate to, among other things, that Rentrak’s Essentials suite of multimedia measurement services is gaining significant traction in the marketplace; Rentrak’s acquisition of EDI will provide increased value to the company’s studio partners; the company will achieve its strategic objectives; Rentrak will be able to successfully expand its measurement franchises to international markets; Rentrak will solidify its position and increase value to the entertainment and advertising industries; and that Rentrak will expand its business to drive earnings growth and enhance shareholder value; and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  Factors that could affect Rentrak's financial results include customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, and Rentrak’s customers continuing to comply with the terms of their agreements.  Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2009 annual report on Form 10-K and subsequent quarterly reports filed with the Securities and Exchange Commission.  Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

# # #

(Financial Tables Follow)

Rentrak Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	December 31,	March 31,
	2009	2009

Assets
Current Assets:
Cash and cash equivalents	$2,030	$4,601
Marketable securities	36,154	29,874
Accounts and notes receivable, net of allowances for
doubtful accounts of $579 and $597	16,857	16,406
Taxes receivable and prepaid taxes	1,014	1,231
Other current assets	773	1,095
Total Current Assets	56,828	53,207

Property and equipment, net of accumulated
depreciation of $11,112 and $9,472	6,928	6,128
Other assets	531	543
Total Assets	$64,287	$59,878

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$9,019	$6,738
Accrued liabilities	868	595
Accrued compensation	1,219	1,100
Deferred revenue	791	1,530
Total Current Liabilities	11,897	9,963

Deferred rent, long-term portion	939	982
Deferred income tax liabilities	470	714
Taxes payable, long-term	1,098	1,242
Total Liabilities	14,404	12,901

Commitments and Contingencies	-	-

Stockholders' Equity:
Preferred stock, $0.001 par value; 10,000
shares authorized; none issued	-	-
Common stock, $0.001 par value; 30,000
shares authorized; shares issued and outstanding:
10,549 and 10,421	11	11
Capital in excess of par value	47,735	45,504
Accumulated other comprehensive income (loss)	93	(203)
Retained earnings	2,044	1,665
Total Stockholders' Equity	49,883	46,977
Total Liabilities and Stockholders' Equity	$64,287	$59,878

Rentrak Corporation and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2009	2008	2009	2008

Revenue	$23,110	$22,973	$66,070	$72,653
Cost of sales	16,509	15,752	43,648	48,915
Gross margin	6,601	7,221	22,422	23,738

Operating expenses:
Selling and administrative	7,795	6,701	22,704	20,136
Provision for doubtful accounts and notes	119	45	417	167
	7,914	6,746	23,121	20,303

Income (loss) from operations	(1,313)	475	(699)	3,435

Other income:
Interest income, net	509	388	1,014	762

Income (loss) before income taxes	(804)	863	315	4,197
Provision (benefit) for income taxes	(225)	(375)	(64)	1,081
Net income (loss)	$(579)	$1,238	$379	$3,116

Basic net income (loss) per share	$(0.05)	$0.12	$0.04	$0.29

Diluted net income (loss) per share	$(0.05)	$0.11	$0.03	$0.28

Shares used in per share calculations:
Basic	10,565	10,538	10,499	10,587
Diluted	10,565	10,994	10,994	11,104

Rentrak Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	For the Nine Months Ended December 31,
	2009	2008

Cash flows from operating activities:
Net income	$379	$3,116
Adjustments to reconcile net income to net cash
flows provided by operating activities:
Depreciation and amortization	1,642	1,256
Stock-based compensation	1,493	393
Other adjustments	(11)	991
(Increase) decrease in:
Accounts and notes receivable	(475)	(3,284)
Taxes receivable and prepaid taxes	217	(752)
Other assets	283	427
Increase (decrease) in:
Accounts payable	2,281	3,037
Deferred revenue	(739)	694
Other liabilities	206	192
Net cash provided by operating activities	5,276	6,070

Cash flows from investing activities:
Proceeds from the sale of investments	-	4,986
Purchase of marketable securities	(6,154)	(30,000)
Purchase of property and equipment	(2,507)	(1,785)
Net cash used in investing activities	(8,661)	(26,799)

Net cash provided by (used in) financing activities	581	(1,143)

Effect of foreign exchange translation on cash	233	(155)

Decrease in cash and cash equivalents	(2,571)	(22,027)

Cash and cash equivalents:
Beginning of period	4,601	26,862
End of period	$2,030	$4,835

Supplemental cash flow information:
Income taxes paid	$351	$809
Income tax refunds	396	-
Deferred gain related to forgiven loan for capital assets	-	219
Unrealized gains (losses) on marketable securities, net of tax of $54 and $218	75	(286)

Rentrak Corporation and Subsidiaries
Information by Segment
(Unaudited)
(in thousands)

		For the Three Months			For the Nine Months
		Ended December 31,			Ended December 31,

		2009		2008	2009		2008
PPT	Sales to external customers	$18,804		$19,749	$53,168		$63,299
	Gross margin	4,532		4,836	14,482		16,484

AMI	Sales to external customers	4,306		3,224	12,902		9,354
	Gross margin	2,069	[a]	2,385	7,940	[a]	7,254

Total	Sales to external customers	$23,110		$22,973	$66,070		$72,653
	Gross margin	$6,601		$7,221	$22,422		$23,738

a) Includes a one-time fee of $0.9 million relating to data integration services.

Rentrak Corporation and Subsidiaries
Reconciliation of GAAP and Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)
(in thousands)

	For the Three Months		For the Nine Months
	Ended December 31,		Ended December 31,

	2009	2008	2009	2008

Net Income (loss)	$(579)	$1,238	$379	$3,116
Adjustments:
Provision (benefit) for income taxes	(225)	(375)	(64)	1,081
Interest income, net	(509)	(388)	(1,014)	(762)
Depreciation and amortization	570	457	1,642	1,256
Stock based compensation	672	133	1,479	393

Adjusted EBITDA	$(71)	$1,065	$2,422	$5,084

About Adjusted EBITDA

From time to time, we may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Based Compensation)

in our conference calls and discussions with analysts in connection with our reported historical financial results.  Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles ("GAAP"), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA).

The reconciliation of GAAP and Non-GAAP financial measures for the three and nine month periods ended December 31, 2009 and 2008 is included in the above table.  Management of the Company believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the

Company and its capacity to operationally fund capital expenditures and working capital requirements.  Due to the nature of the Company's internally-developed software policies and the Company's use of stock based compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock based compensation expense that may not be indicative of its operating performance from a cash perspective.

Therefore, the Company believes that using the measure of Adjusted EBITDA will help provide a better understanding of the Company's underlying financial performance and ability to generate cash flows from operations.